EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Solar Park Initiatives, Inc.’s 2011 Incentive Stock Plan, of our report dated December 24, 2010, with respect to our audit of the financial statements of Solar Park Initiatives, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada
January 3, 2011